Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cognex Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.002 par value per share	Other (2)	8,100,000 shares (3)	$46.9475 (2)	$380,274,750 (2)	0.0001102	$41,906.28
Total Offering Amounts					$380,274,750		$41,906.28
Total Fee Offsets							$0
Net Fee Due							$41,906.28

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.002 par value per share (the “Common Stock”), which become issuable under the Cognex Corporation 2023 Stock Option and Incentive Plan (the “2023 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

The price of $46.9475 per share, which is the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on May 2, 2023, is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act.

(3)

Consists of 8,100,000 shares of Common Stock that may become issuable under the 2023 Plan. Amount does not include shares of Common Stock subject to awards granted under the Cognex Corporation 2001 General Stock Option Plan, as amended and restated (the “2001 Plan”), and the Cognex Corporation 2007 Stock Option and Incentive Plan, as amended and restated (the “2007 Plan”), that were outstanding as of May 3, 2023 and that may become eligible for issuance under the 2023 Plan if such awards are forfeited, cancelled or otherwise terminated (other than by exercise) (the “Carryover Shares”). Contemporaneously with the filing of this Registration Statement on Form S-8, the Company is filing Post-Effective Amendments to the following Registration Statements on Form S-8: (i) the Company’s Registration Statements on Form S-8 (File Nos. 333-100709 and 333-224716), as filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2002 and May 7, 2018, respectively, with respect to the 2001 Plan; and (ii) the Company’s Registration Statements on Form S-8 (File Nos. 333-150315 and 333-206081), as filed with the SEC on April 18, 2008 and August 4, 2015, respectively, with respect to the 2007 Plan (collectively, the “Prior Registration Statements”), to reflect that the Carryover Shares under the Prior Registration Statements may be issued under the 2023 Plan.